Exhibit 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-207255) of Novatel Wireless, Inc. (predecessor issuer to Inseego Corp.);

2)	Registration Statement (Form S-3 Nos. 333-233206, 333-231350, 333-228315, 333-226753, and 333-221404) of Inseego Corp.; and

3)
Registration Statements (Form S-8 Nos. 333-226754, 333-221405, 333-214965, 333-207233, 333-202648, 333-190879, 333-190878, 333-176490, 333-176489, 333-163033, 333-163032, 333-159287, 333-145482, 333-139730, 333-53692) of Inseego Corp.,

of our report dated March 13, 2020, with respect to our audits of the consolidated financial statements of Inseego Corp. as of December 31, 2019 and 2018 and for the years ended December 31, 2019 and 2018 and our report dated March 13, 2020 with respect to our audit of the effectiveness of internal control over financial reporting of Inseego Corp. as of December 31, 2019, which reports are included in this Annual Report on Form 10-K of Inseego Corp. for the year ended December 31, 2019.

/s/ Marcum LLP

Marcum LLP
Philadelphia, Pennsylvania
March 13, 2020